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                                                                EXHIBIT (d)(3)

                                  June 14, 2000

Pearson Education, Inc.
One Lake Street
Upper Saddle River, NJ  07458

Attention:     Robert L. Dancy
               Senior Vice President, General Counsel
               Pearson Education, Inc.

Ladies and Gentlemen:

                  In connection with your consideration of a possible acquisition by you of all or part of, or investment in, National Computer Systems Inc. (the "Company") by way of merger, a sale of assets or stock, or otherwise (a "Transaction"), you have requested information concerning the Company. Salomon Smith Barney Inc. ("SSB") is acting as adviser to the Company.

                  As a condition to your being furnished with such information, including any confidential materials prepared by the Company, you agree to treat any information concerning the Company, its affiliates and subsidiaries that is furnished to you by or on behalf of the Company, whether furnished before or after the date of this letter, together with analyses, compilations, studies or other documents prepared by you or any of your directors, officers, employees, agents or advisers (including, without limitation, your parent corporations and your and their attorneys, accountants, consultants, bankers, financial advisers and any representatives of your advisers) (collectively, "Representatives") that contain or otherwise reflect such information (herein collectively referred to as the "Evaluation Material"), in accordance with the provisions of this agreement. The term "Evaluation Material" does not include information that (a) was or becomes generally available to the public other than as a result of a disclosure by you or your Representatives, (b) was or becomes available to you on a non-confidential basis from a source other than the Company or its advisors, provided that such source was not known by you to be bound by any agreement with the Company to keep such information confidential, or otherwise prohibited from transmitting the information to you by a contractual, legal or fiduciary obligation, (c) is furnished by the Company to others with written permission to disclose, or (d) is independently developed by you without reference to the Evaluation Material.

                  You hereby agree that the Evaluation Material will be used solely for the purpose of evaluating a possible Transaction between the Company and you, and that such



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Pearson Education, Inc.
June 14, 2000
Page 2

information will be kept confidential by you and your Representatives, except to the extent that disclosure of such information (a) has been consented to in writing by the Company, (b) is required by law, regulation, supervisory authority or other applicable judicial or governmental order or (c) is made to your Representatives who need to know such information for the purpose of evaluating any such possible Transaction between the Company and you (it being understood that such Representatives shall have been advised of this agreement and shall have agreed to be bound by the provisions hereof). In any event, you shall be responsible for any breach of this agreement by any of your Representatives and you agree, at your sole expense, to take all reasonable measures (including but not limited to court proceedings) to restrain your Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material. You further agree that the Evaluation Material that is in written form shall not be copied or reproduced at any time without the prior written consent of the Company except as required for your and your Representatives' use for the purpose of evaluating a possible Transaction.

                  In addition, without the prior written consent of the Company, you will not, and will direct your Representatives not to, disclose to any person (a) that the Evaluation Material has been made available to you or your Representatives, (b) that discussions or negotiations are taking place concerning a possible Transaction between the Company and you or (c) any terms, conditions or other facts with respect to any such possible Transaction, including the status thereof. Without your prior written consent, the Company will not, and will direct its representatives not to, disclose to any person (a) that the Evaluation Material has been made available to you or your Representatives, (b) that discussions or negotiations are taking place concerning a possible Transaction between the Company and you or (c) any terms, conditions or other facts with respect to any such possible Transaction, including the status thereof.

                  In the event that you are requested or required by law, regulation, supervisory authority or other applicable judicial or governmental order to disclose any Evaluation Material, you will provide the Company with prompt written notice of such request or requirement so that the Company may seek an appropriate protective order. If, failing the entry of a protective order, you are, in the opinion of your counsel, compelled to disclose Evaluation Material, you may disclose that portion of the Evaluation Material that the Company's counsel advises that you are compelled to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to that portion of the Evaluation Material that is being disclosed. In any event, you will not oppose action by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material.

                  Until the earliest of (a) the execution by you of a definitive agreement regarding a Transaction with the Company, (b) an acquisition of the Company by a third party, or (c) twenty four months from the date of this agreement, you agree not to initiate or


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Pearson Education, Inc.
June 14, 2000
Page 3

maintain contact (except for those contacts made in the ordinary course of business) with any officer, director or employee of the Company regarding the Company's business, operation, prospects or finances, except with the express permission of the Company. It is understood that SSB will arrange for appropriate contacts for due diligence purposes. All (i) communications regarding this Transaction, (ii) requests for additional information, (iii) requests for facility tours or management meetings, and (iv) discussions or questions regarding procedures, will be submitted or directed to SSB.

                  You agree not to solicit for employment with Pearson Education or its subsidiaries, any of the current employees of the Company that are substantially involved in the Transaction and to whom you had been directly or indirectly introduced or otherwise had contact with as a result of your consideration of a Transaction so long as they are employed by the Company, during the period in which there are discussions conducted pursuant hereto and for a period of fifteen months thereafter, without the prior written consent of the Company. The Company agrees not to solicit for employment any of your current employees that are substantially involved in the Transaction and to whom the Company had been directly or indirectly introduced or otherwise had contact with as a result of your consideration of a Transaction so long as they are employed by any such subsidiary, during the period in which there are discussions conducted pursuant hereto and for a period of fifteen months thereafter, without your prior written consent. The provisions of this paragraph shall not apply to general advertisements or searches by executive recruiters not solely directed at the other party's employees.

                  In consideration of the Evaluation Material being furnished to you, you hereby further agree that, without the prior written consent of the Company, for a period of fifteen months from the date hereof, neither you nor any of your affiliates (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), acting alone or as part of a group, will (1) acquire or offer or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or securities convertible into voting securities of the Company, (2) propose to enter into, directly or indirectly, any merger or business combination involving the Company or any of its subsidiaries, (3) otherwise seek to influence or control, in any manner whatsoever (including proxy solicitation or otherwise), the management or policies of the Company or (4) assist, advise or encourage (including by knowingly providing or arranging financing for that purpose) any other person in doing any of the foregoing. The foregoing provisions of this paragraph shall be of no further force or effect in the event that (i) the Company enters into an agreement to engage in a merger or consolidation transaction involving the Company or a transaction related to the sale of all or substantially all of the Company's assets or more than fifty percent of the Company's outstanding securities or aggregate voting interests or (ii) a third party makes a tender offer, exchange offer or any other public offer or announcement of an intention to acquire control of the Company.


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Pearson Education, Inc.
June 14, 2000
Page 4


                  You hereby acknowledge that you are aware and that you will advise your Representatives that the federal and state securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

                  All Evaluation Material disclosed by the Company shall be and shall remain the property of the Company. Within five days after being so requested by the Company, you shall return or destroy all documents thereof furnished to you by the Company. Except to the extent a party is advised in writing by counsel such destruction is prohibited by law, you will also destroy all written material, memoranda, notes, copies, excerpts and other writings or recordings whatsoever prepared by you or your Representatives based upon, containing or otherwise reflecting any Evaluation Material. Notwithstanding the foregoing provisions of this paragraph, you shall not be required to destroy analyses, compilations, studies, reports or other documents maintained for your senior management records or those of your parent corporations, nor the portions of the Evaluation Material contained therein. Any destruction of materials shall be confirmed by you in writing. Any Evaluation Material that is not returned or destroyed, including without limitation any oral Evaluation Material, shall remain subject to the confidentiality obligations set forth in this agreement.

                  You understand and acknowledge that any and all information contained in the Evaluation Material is being provided without any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material, on the part of the Company or SSB. You agree that none of the Company, SSB or any of their respective affiliates or representatives shall have any liability to you or any of your Representatives based upon the inaccuracy or incompleteness of the Evaluation Material. It is understood that the scope of any representations and warranties to be given by the Company will be negotiated along with other terms and conditions in arriving at a mutually acceptable form of definitive agreement should discussions between you and the Company progress to such a point.

                  Each party agrees that unless and until a definitive agreement regarding a Transaction between the Company and you has been executed, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to such a Transaction by virtue of this agreement except for the matters specifically agreed to herein. Each party further acknowledges and agrees that the other party reserves the right, in its sole discretion, to reject any and all proposals made by the other party with regard to a Transaction between the Company and you, and to terminate discussions and negotiations at any time.

                  You understand that (a) the Company shall be free to conduct any process with respect to a possible Transaction as the Company in its sole discretion shall determine




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Pearson Education, Inc.
June 14, 2000
Page 5


(including, without limitation, by negotiating with any prospective party and entering into a definitive written agreement without prior notice to you or any other person), (b) any procedures relating to such Transaction may be changed at any time without notice to you or any other person and (c) you shall not have any claim whatsoever against the Company or SSB or any of their respective directors, officers, stockholders, owners, affiliates, agents or representatives, arising out of or relating to any possible or actual Transaction (other than those as against parties to a definitive written agreement with you in accordance with the terms thereof).

                  Each party recognizes that the other (including certain of its corporate affiliates) may be engaged in the research, development, production, marketing, licensing and/or sale of similar services or products to those being considered under this agreement. Such services or products may be competitive with those of the other and may display the same or similar functionality. Nothing in this agreement shall be construed to prevent either party from engaging independently in such activities, provided it does not utilize the other party's confidential information in order to do so. The parties acknowledge that detailed information on products and services in development will not be shared with the other party under this agreement unless otherwise specifically agreed by the parties.

                  It is understood and agreed that money damages would not be a sufficient remedy for any breach of this agreement and that the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach and you further agree to waive any requirement for the security or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this agreement but shall be in addition to all other remedies available at law or equity to the Company.

                  In the event of litigation relating to this agreement, if a court of competent jurisdiction determines in a final, non-appealable order that a party has breached this agreement, then such party shall be liable and pay to the non-breaching party the reasonable legal fees such non-breaching party has incurred in connection with such litigation, including any appeal therefrom.

                  This agreement is for the benefit of the Company, SSB and you and is governed by the laws of the State of New York without regard to conflict of laws principles. Any action brought in connection with this agreement shall be brought in the federal or state courts located in the City of New York, and the parties hereto hereby irrevocably consent to the jurisdiction of such courts. Your obligations under this agreement shall terminate two (2) years after the date hereof, except as otherwise explicitly stated above.

                  This agreement may not be amended except in writing signed by both parties hereto. No failure or delay by the Company in exercising any right hereunder or any partial

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Pearson Education, Inc.
June 14, 2000
Page 6


exercise thereof shall operate as a waiver thereof or preclude any other or further exercise of any right hereunder. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provisions of this agreement, which shall remain in full force and effect.

                  This agreement may be executed in counterparts. Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to us a copy of this letter.

                                Very truly yours,

                                SALOMON SMITH BARNEY INC.
                                on behalf of
                                NATIONAL COMPUTER SYSTEMS, INC.

                                By: /s/ Joseph Gallo
                                   ------------------------------
                                   Joseph Gallo
                                   Managing Director

Accepted and agreed to as of
the date set forth above:

PEARSON EDUCATION, INC.

By: /s/ Robert L. Dancy
  ---------------------------
  Robert L. Dancy
  Senior Vice President, General Counsel
  Pearson Education, Inc.